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                                                                   EXHIBIT 10.31

Confidential portions of this document indicated by ***** have been omitted and filed separately with the Commission

                                      ALPCA
                           ALUMINUM LINE PRODUCTS CO.
                               24460 Sperry Circle
                            Westlake, OH 441450-1530
                                  440.835.8880
                                Fax: 440.835.8879

December 3, 2002

Shar Hruska
Featherlite Trailers
P O Box 320
Hwy 63 & 9
Cresco, IA 52136

Dear Shar,

Per our discussion, please sign and return the contract confirmation on your roof coil requirements for the 2nd half of 2003. Thanks again for the business, we appreciate the continued relationship with Featherlite.

QUANTITY
# /lbs

CONTRACT TIME FRAME

July 1, 2003 through December 31, 2003

DESCRIPTION

3003 - H16 Roof Coil
*****x*****
     1.    *****x*****x coil
     2.    *****x*****x coil
     3.    *****x*****x coil
     4.    *****x*****x coil
     5.    *****x*****x coil

20"ID W/Fiber Cores -- *****/lb max coils -- Standard mill pack; eye horizontal

PRICING

Hedged Metal Price: *****/lb plus conversions listed below

*****/lb conversion on 2 coil releases for all ***** items under 101' wide *****/lb conversion on 2 coil releases for all ***** items above 101" wide. add *****/lb to above conversions for single coil release

TERMS AND CONDITIONS

     .    FOB Cresco Iowa -- Stock and release from Waterloo, IA.

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     .    Terms' are net 7 days

     .    All tolerances are quoted AA commercial

     . Alpco to ship on Monday, Wednesday and Friday for next day delivery. Must have P.O. 24 hours in advance.

     . In contracting this business, ALPCO will make substantial commitments to the mills on behalf of Featherlite through inventory and futures contracts. Early termination of the agreement, movement of hedged metal units outside of the agreed upon contract time frame or finished goods that are unshipped at the end of the contract period would result in the potential following charges:

                              EARLY TERMINATION OF THE AGREEMENT

                    A. Featherlite would be responsible for the price differential in the contracted hedged metal units and the market price at the time of cancellation.
                    B. Contract administration fee of *****/lb on all unused hedged metal units.
                    C. Featherlite would be responsible for any unshipped finished goods due to early termination. ALPCO would hold finished goods no longer than 30 days from the date of cancellation.

                              UNSHIPPED FINISHED GOODS AT CONTRACT EXPIRATION

                    A. ALPCO will ship or invoice all unshipped finished goods within 30 days of contract expiration.
                    B. If finished goods are invoiced and warehoused at ALPCO, a charge of *****/lb per month will apply.

Thank you for the continued support on your roof coil requirements. Everyone at ALPCO values and appreciates your business.

Sincerely

Jim Guerin
Sales & Marketing Manager

ACKNOWLEDGEMENT:
I hereby acknowledge and accept the terms of the contract outlined above. Please accept my signature as a contractual agreement between Featherlite and Aluminum Line Products Co. This agreement applies to metal hedges only.

I hereby acknowledge and accept the terms of the contract outlined above. Please accept my signature as a contractual agreement between Featherlite and Aluminum Line Products Go. This agreement applies to metal hedges only.

Gary Ihrke - Featherlite Trailers signed 12/5/02